As filed with the Securities and Exchange Commission on April 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lazard Group LLC

(Exact name of registrant as specified in its charter)

Delaware	51-0278097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza

New York, New York 10112

(212) 632-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott D. Hoffman, Esq.

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10112

(212) 632-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erik R. Tavzel, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Fax: (212) 474-3700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Debt securities

(1)	An unspecified amount of the securities is being registered as may from time to time be offered at unspecified prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

The securities covered by this prospectus may be sold from time to time by Lazard Group LLC. We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus and the risks described in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is April 30, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act, with the United States Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “automatic shelf” registration process. Under this automatic shelf registration process, we may sell the securities described in this prospectus in one or more offerings in amounts to be determined at the time of any such offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms and the means of distribution of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in securities.

Each prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless the context otherwise requires, the terms:

•	“Lazard Group” refers to Lazard Group LLC, a Delaware limited liability company that is the current holding company for substantially all of the subsidiaries that conduct our businesses,

•

“Lazard Ltd” refers to Lazard Ltd, a Bermuda exempt company, whose shares of Class A common stock are publicly traded on the New York Stock Exchange under the symbol “LAZ.” Lazard Ltd’s subsidiaries include Lazard Group and its respective subsidiaries, and

•	“Lazard,” “we,” “us” and “our” refer to Lazard Group and Lazard Ltd and their subsidiaries, as the context requires, except in the section titled “Description of Securities” in this prospectus.

References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP,” including all of the financial statements incorporated by reference or included in this prospectus. Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

LAZARD GROUP LLC

We are one of the world’s preeminent financial advisory and asset management firms. We have long specialized in crafting solutions to the complex financial and strategic challenges of a diverse set of clients around the world, including corporations, governments, institutions, partnerships and individuals. Founded in 1848 in New Orleans, we currently operate from 43 cities in key business and financial centers across 27 countries throughout North America, Europe, Asia, Australia, the Middle East, and Central and South America. We focus primarily on two business segments: Financial Advisory and Asset Management. We believe that the mix of our activities across business segments, geographic regions, industries and investment strategies helps to diversify and stabilize our revenue stream.

Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Lazard Ltd was incorporated in Bermuda on October 25, 2004. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 121 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11 and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. Lazard Ltd’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422. We maintain a public website at http://www.lazard.com and a Twitter account at http://www.twitter.com/Lazard. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

RISK FACTORS

Before you invest in securities issued by Lazard Group, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus,

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities,

•

the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q, which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and

•

other risks and other information that may be contained in, or incorporated by reference from other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

See “Where You Can Find More Information” for information about how you can obtain copies of these documents. The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. In addition, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” We have made statements in this prospectus and in the information incorporated by reference in this prospectus under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of this prospectus, and in the information incorporated by reference in this prospectus, that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, the numerous risks and uncertainties outlined under the caption “Risk Factors” above and in the documents incorporated by reference into this prospectus, including the following:

•	a decline in general economic conditions or the global or regional financial markets,

•	a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management,

•	losses caused by financial or other problems experienced by third parties,

•	losses due to unidentified or unanticipated risks,

•	a lack of liquidity, i.e., ready access to funds, for use in our businesses, and

•	competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

These risks and uncertainties are not exhaustive. Other sections of this prospectus or the information incorporated by reference herein may describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	financial goals, including ratios of compensation and benefits expense to operating revenue;

•	ability to deploy surplus cash through distributions to members, purchases of Lazard Ltd Class A common stock and debt repurchases;

•	possible or assumed future results of operations and operating cash flows;

•	strategies and investment policies;

•	financing plans and the availability of short-term borrowing;

•	competitive position;

•	future acquisitions, including the consideration to be paid and the timing of consummation;

•	potential growth opportunities available to our businesses;

•	potential impact of investments in our technology infrastructure and data science capabilities;

•	recruitment and retention of our managing directors and employees;

•	potential levels of compensation expense, including awarded compensation and benefits expense and adjusted compensation and benefits expense, and non-compensation expense;

•	potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts;

•	likelihood of success and impact of litigation;

•	expected tax rates, including effective tax rates;

•	changes in interest and tax rates;

•	availability of certain tax benefits, including certain potential deductions;

•	potential impact of certain events or circumstances on our financial statements;

•	changes in foreign currency exchange rates;

•

expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring and other financial advisory activity, the market for asset management activity and other macroeconomic, regional and industry trends;

•	effects of competition on our business; and

•	impact of new or future legislation and regulation, including tax laws and regulations, on our business.

We are committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our websites, our Twitter account and other social media sites to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in our Asset Management business. Investors can link to Lazard Ltd, Lazard Group and their operating company websites through http:// www.lazard.com. The information contained on or connected to our websites and social media sites is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We may offer unsecured general obligations or secured obligations, which may be senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”). The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise provided in a prospectus supplement, the senior debt securities will have the same rank as all our other unsubordinated debt. The subordinated debt securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be entitled to payment only after payment on our senior indebtedness.

The senior debt securities and the subordinated debt securities may be issued under the indenture, dated as of May 10, 2005, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by a supplemental indenture, or may be issued under an indenture to be entered into between us and the trustee named in the prospectus supplement, a form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. Certain terms and provisions of any debt securities we issue will be set forth in one or more supplemental indentures. When we refer to the indenture in this prospectus, we are referring to the applicable indenture, as supplemented by each applicable supplemental indenture. The following summary is of certain provisions of the form of indenture and certain general features of the debt securities, and this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”), as amended.

The following description summarizes certain general terms and provisions of the debt securities. Other, more particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be summarized in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. In this description, the words “we,” “us,” “our” and “Lazard Group” refer only to Lazard Group LLC and not to Lazard Ltd or any of Lazard Group LLC’s subsidiaries.

General

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	the title,

•	any limit on the amount that may be issued,

•	the indenture, including any supplemental indenture, under which the debt securities will be issued,

•	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be,

•	the maturity date,

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates,

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt,

•	any guarantees,

•	the terms of the subordination of any series of subordinated debt,

•	the place where payments will be payable,

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period,

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions,

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities,

•	whether the indenture will provide for any covenants, including covenants restricting our ability to pay dividends or incur additional indebtedness,

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities,

•	the denominations in which we will issue the series of debt securities, and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

One or more series of debt securities may be sold at a discount below or premium above their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below or above market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities which are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

We expect the following provisions to apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of Lazard Group, the trustee for the debt securities, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name.

Certain Covenants

The covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities and described in a prospectus supplement.

Merger, Consolidation or Sale of Assets

The indenture will provide that Lazard Group shall not merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned subsidiary into Lazard Group) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:

(a) Lazard Group shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Lazard Group) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Australia, Bermuda, Canada, Japan, Sweden, the United Kingdom or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004,

(b) the Surviving Person (if other than Lazard Group) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Lazard Group,

(c) immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing,

(d) Lazard Group shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with, and

(e) Lazard Group shall have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction or series of transactions had not occurred.

For the purposes of the foregoing covenant, the indenture will provide that the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of Lazard Group, which property, if held by Lazard Group instead of such subsidiaries, would constitute all or substantially all the property of Lazard Group on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of Lazard Group.

Additional Amounts

If, following a transaction to which the provisions of the indenture described above under “—Merger, Consolidation or Sale of Assets” applies, the Surviving Person is organized other than under the laws of the United States of America, any state thereof or the District of Columbia, the indenture will provide that all payments made by the Surviving Person under, or with respect to, the debt securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto), which we collectively refer to in this prospectus as the “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization of the Surviving Person or any political subdivision thereof or taxing authority therein, which we refer to in this prospectus as a “Taxing Jurisdiction,” unless the Surviving Person is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

If the Surviving Person is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the debt securities, the Surviving Person will pay such additional amounts, which we refer to in this prospectus as “Additional Amounts,” as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and a Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Surviving Person’s country of incorporation of such note); (2) any Taxes that are imposed or withheld by reason of the failure by the relevant holder or the beneficial owner of the debt securities to comply with a written request of the Surviving Person addressed to such holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence or identity of such holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the applicable Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such Taxes; (3) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any law implementing any such agreement) entered into in connection with the implementation thereof (collectively, “FATCA”); or (4) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall the Surviving Person be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note.

The indenture will provide that the foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the debt securities.

Events of Default

Under the indenture, each of the following will constitute an event of default with respect to a series of debt securities:

(1) a default in payment of the principal amount or redemption price with respect to any debt security when such amount becomes due and payable,

(2) our failure to pay interest (including additional interest, if applicable) on any debt security within 30 days of when such amount becomes due and payable,

(3) our failure to comply with any of our covenants or agreements in the indenture or the debt securities (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 60 days after written notice is given to us as provided below,

(4) a default under any debt for money borrowed by us or any subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $25.0 million or its foreign currency equivalent at the time without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by us of notice of the default by the trustee or holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding,

(5) any judgment or judgments for the payment of money (to the extent not insured by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim) in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against us or any subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect, and

(6) certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

A default under clause (3) will not be an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice will be required to specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

The indenture will require us to deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officers’ certificate of any event of default and any event which with the giving of notice or the lapse of time or both would become an event of default, its status and what action we are taking or propose to take with respect thereto.

The indenture will provide that, if an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities in such series then outstanding, plus accrued but unpaid interest to the date of acceleration. The indenture will provide that, in case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us shall occur, such amount with respect to all the debt securities shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities. The indenture will provide that, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities.

No holder of debt securities will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the trustee written notice of a continuing event of default,

(b) the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations will not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

The indenture will provide that, if a default with respect to the debt securities occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. The indenture will provide that the trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding notice is in the interests of the holders of the debt securities.

The indenture will require us to furnish to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate regarding compliance with the indenture.

Modification and Waiver

The indenture will provide that modifications and amendments of the indenture as it applies to a series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series.

The indenture will provide that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on any debt security,

•	reduce the principal amount or extend the stated maturity of any debt security,

•	reduce the redemption price of any debt security or add redemption provisions to any debt security,

•	make any debt security payable in money other than that stated in the indenture or the debt security, or

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities.

The indenture will provide that, without the consent of any holder, we and the trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of our obligations under the indenture as permitted thereunder, to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture or to make any other change that does not adversely affect the rights of any holder.

The indenture will provide that the holders of at least a majority in principal amount of the then outstanding debt securities of a series affected may waive compliance by us with certain restrictive provisions of the indenture. The indenture will provide that the holders of at least a majority in principal amount of the then outstanding debt securities of a series may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security in a series.

Defeasance

The indenture will provide that we may terminate at any time all our obligations with respect to any series of debt securities and the applicable indenture, which we refer to in this prospectus as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. In addition, the indenture will provide that we may also terminate at any time our obligations with respect to any series of debt securities with respect to certain covenants that are described in the applicable indenture, which we refer to in this prospectus as “covenant defeasance,” except for certain covenants, including the covenant to make payments in respect of the principal, premium, if any, and interest on the debt securities. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute events of default with respect to the debt securities. The indenture will provide that we may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

The indenture will provide that, if we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default with respect thereto. The indenture will provide that, if we exercise the covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default specified in clause (3) under “—Events of Default.”

The indenture will provide that the legal defeasance option or the covenant defeasance option with respect to a series of debt securities may be exercised only if:

(a)

we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on such debt securities to maturity or redemption, as the case may be,

(b)

we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the debt securities to maturity or redemption, as the case may be,

(c)

123 days pass after the deposit is made and during the 123-day period no default described in clause (6) under “—Events of Default” occurs with respect to Lazard Group that is continuing at the end of the period,

(d)	no default or event of default has occurred and is continuing on the date of such deposit,

(e)	such deposit does not constitute a default under any other agreement binding us,

(f)	we deliver to the trustee an opinion of counsel to the effect that the trust resulting from the deposit does not require registration under the Investment Company Act of 1940,

(g)	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(1)	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(2)

since the date of the indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,

(h)

in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(i)

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of such debt securities have been complied with as required by the indenture.

Discharge of the Indenture

The indenture will provide that, when (i) we deliver to the trustee all outstanding debt securities of a series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a series have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of a series, including interest thereon, and if in either case we pay all other sums related to such debt securities payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect as to all outstanding debt securities of such series. The trustee will be required to acknowledge satisfaction and discharge of the indenture with respect to such series of debt securities on our demand accompanied by an officers’ certificate and an opinion of counsel of Lazard Group.

Regarding the Trustee

The indenture will provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the TIA that are incorporated by reference therein will contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

Provisions Applicable Only To Subordinated Debt Securities

As set forth in a prospectus supplement, the subordinated debt securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be subordinated to all of our existing and future senior indebtedness, as may be defined in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.

The prospectus supplement with respect to the securities being offered will describe the particular terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to Lazard Group, any underwriting discounts and other items constituting underwriters’ compensation, and public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market or (c) in transactions otherwise than on such exchanges or in the over-the-counter market.

We and our respective agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to such underwriters. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. The maximum commission or discount to be received by any FINRA member or independent broker/dealer will not be greater than eight percent for the sale of any securities being registered pursuant to SEC Rule 415.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities issued hereunder may be new issues of securities with no established trading market. Any underwriters, or agents to or through whom such securities are sold for public offering and sale, may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates and in the ordinary course of our business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

WHERE YOU CAN FIND MORE INFORMATION

Lazard Group files annual, quarterly and current reports and other information with the SEC. Lazard Group’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

We maintain a public website at http://www.lazard.com and a Twitter account at http://www.twitter.com/Lazard. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

We are “incorporating by reference” into this prospectus specific documents that Lazard Group has filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that Lazard Group files with the SEC (excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we stop offering the debt securities described in this prospectus. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Lazard Group’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	Lazard Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019; and

•	Lazard Group’s Current Reports on Form 8-K filed on February 5, 2019, March 5, 2019, March 11, 2019, March 12, 2019 and April 3, 2019.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this prospectus. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard Group LLC, 30 Rockefeller Plaza, New York, New York 10112 or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at http://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase securities.

This prospectus, any accompanying prospectus supplement and information incorporated by reference herein and therein contain summaries of certain agreements that we have filed as exhibits to our various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus is current only as of the date on the front of this prospectus and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, unless otherwise indicated in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Lazard Group’s Annual Report on Form 10-K, and the effectiveness of Lazard Group’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

All expenses in connection with the issuance and distribution of the securities being registered will be paid by the registrant. The following is an itemized statement of these expenses (all amounts are estimated):

Amount
Registration fee	$	*
Printing expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous (including Trustee fees and expenses)	$	**

Total	$	**

*

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, applicable United States Securities and Exchange Commission registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

**

These fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances and, accordingly, are not estimable at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The operating agreement of the registrant provides for indemnification of Lazard Group’s officers and directors against all liabilities and losses, incurred or suffered by such party as an officer or director of Lazard Group to the fullest extent authorized by the General Corporation Law of the State of Delaware.

The directors and officers of the registrant are covered by directors’ and officers’ insurance policies maintained by Lazard Group.

Subject to limitations imposed by Delaware law, the registrant may enter into agreements that provide indemnification to its directors, officers and all other persons requested or authorized by its board of directors to take actions on behalf of the registrant for all losses, damages, costs and expenses incurred by the indemnified person arising out of such person’s service in such capacity.

Item 16. Exhibits.

1.1†	Form of Debt Securities Underwriting Agreement.

4.1	Indenture, dated as of May 10, 2005, by and between Lazard Group LLC and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Lazard Group’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005).

4.2	Sixth Supplemental Indenture, dated as of February 13, 2015, between Lazard Group LLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on February 13, 2015).

4.3	Seventh Supplemental Indenture, dated as of November 4, 2016, between Lazard Group LLC and the Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on November 7, 2016).

4.4	Eighth Supplemental Indenture, dated as of September 19, 2018, between Lazard Group LLC and the Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on September 19, 2018).

4.5	Ninth Supplemental Indenture, dated as of March 11, 2019, between Lazard Group LLC and the Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on March 11, 2019).

4.6*	Form of Debt Securities Indenture.

5.1*	Opinion of Cravath, Swaine & Moore LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

25.1**	Statement of Eligibility of the Trustee.

*	Filed herewith
**	To be filed, if necessary, separately under the electronic form type 350B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended
†

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by Lazard Group in connection with a specific offering, and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 30, 2019.

LAZARD GROUP LLC

By:	/s/ Evan L. Russo
Name:	Evan L. Russo
Title:	Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott D. Hoffman and Evan L. Russo, and each of them (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth M. Jacobs	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2019
Kenneth M. Jacobs

/s/ Evan. L Russo	Chief Financial Officer (Principal Financial Officer)	April 30, 2019
Evan L. Russo

/s/ Dominick Ragone	Chief Accounting Officer	April 30, 2019
Dominick Ragone

/s/ Andrew M. Alper	Director	April 30, 2019
Andrew M. Alper

/s/ Ashish Bhutani	Director	April 30, 2019
Ashish Bhutani

/s/ Richard N. Haass	Director	April 30, 2019
Richard N. Haass

/s/ Steven J. Heyer	Director	April 30, 2019
Steven J. Heyer

/s/ Michelle Jarrard	Director	April 30, 2019
Michelle Jarrard

/s/ Sylvia Jay	Director	April 30, 2019
Sylvia Jay

Signature	Title	Date

/s/ Iris Knobloch	Director	April 30, 2019
Iris Knobloch

/s/ Philip A. Laskawy	Director	April 30, 2019
Philip A. Laskawy

/s/ Jane L. Mendillo	Director	April 30, 2019
Jane L. Mendillo

/s/ Richard D. Parsons	Director	April 30, 2019
Richard D. Parsons

EXHIBIT INDEX

1.1†	Form of Debt Securities Underwriting Agreement.

4.1	Indenture, dated as of May 10, 2005, by and between Lazard Group LLC and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Lazard Group’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005).

4.2	Sixth Supplemental Indenture, dated as of February 13, 2015, between Lazard Group LLC and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on February 13, 2015).

4.3	Seventh Supplemental Indenture, dated as of November 4, 2016, between Lazard Group LLC and the Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on November 7, 2016).

4.4	Eighth Supplemental Indenture, dated as of September 19, 2018, between Lazard Group LLC and the Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on September 19, 2018).

4.5	Ninth Supplemental Indenture, dated as of March 11, 2019, between Lazard Group LLC and the Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 to Lazard Group LLC’s Current Report on Form 8-K (File No. 333-126751) filed on March 11, 2019).

4.6*	Form of Debt Securities Indenture.

5.1*	Opinion of Cravath, Swaine & Moore LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

25.1**	Statement of Eligibility of the Trustee.

*	Filed herewith
**	To be filed, if necessary, separately under the electronic form type 350B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended
†

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by Lazard Group in connection with a specific offering, and incorporated herein by reference.